UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2017

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THERMON GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-35159	27-2228185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Thermon Drive San Marcos, Texas	78666
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (512) 396-5801

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 3, 2017, 2071827 Alberta Ltd. ("MergerSub"), a newly created, indirect and wholly-owned subsidiary of Thermon Group Holdings, Inc. ("Thermon"), entered into Definitive Agreements (as defined below) to purchase 100% of the equity interests of CCI Thermal Technologies Inc. ("CCI") and certain related real estate assets (collectively, the "Acquisition"). CCI is engaged in industrial process heating, focused on the development and production of advanced heating and filtration solutions for industrial and hazardous area applications and is headquartered in Edmonton, Alberta. Thermon's Board of Directors unanimously approved the Definitive Agreements and the other transactions contemplated by the Definitive Agreements.

The total consideration to be paid in cash at Closing is $258.0 million CAD (approximately $206.4 million USD at the exchange rate as of October 4, 2017). $204.0 million CAD will be paid by MergerSub at Closing for approximately 89.9% of the equity interests of CCI pursuant to that certain share purchase agreement dated October 3, 2017 (the "Share Purchase Agreement") between MergerSub, Camary Holdings, Ltd. ("Camary") and Rocor Holdings, Ltd. ("Rocor"). $23.0 million CAD will be paid by MergerSub at Closing for the remaining 10.1% of the equity interests of CCI pursuant to certain employee share purchase agreements dated October 3, 2017 (the "Employee Share Agreements" and, together with the Share Purchase Agreement, the "Definitive Agreements") between MergerSub and certain current and former employee shareholders of CCI ("Employee Shareholders"). These amounts are subject to customary purchase price adjustments, including a working capital adjustment. In a separate but related transaction, MergerSub will pay $31.0 million CAD to Whitemud Place Properties Inc. at Closing for three parcels of real estate currently being used in the operation of CCI's business in Canada.

The Acquisition is expected to close in Thermon's third fiscal quarter (the "Closing"). MergerSub and CCI will amalgamate immediately following the Closing. The Definitive Agreements provide for customary representations, warranties, covenants, indemnifications and agreements, including, among others, that all parties will use commercially reasonable efforts to complete the Acquisition and that CCI will conduct its business in the ordinary course consistent with past practice during the period between the execution of the Definitive Agreements and the consummation of the Acquisition. The liabilities of Camary, Rocor and the Employee Shareholders have been limited pursuant to the terms of the Definitive Agreements. Breaches of certain representations and warranties are expected to be insured under an insurance policy. Consummation of the Acquisition is subject to satisfaction or waiver of certain customary closing conditions.

In addition, pursuant to the Stock Purchase Agreement, MergerSub paid a $5 million cash deposit (the "Deposit") upon execution of the Definitive Agreements to be held in escrow until the earlier of Closing or forfeiture by Thermon. The Deposit will be applied to the purchase price in full at Closing. The Deposit will become non-refundable to Thermon on or about October 30, 2017 if the Acquisition fails to close due to insufficient financing.

The transaction will be financed with a combination of cash on hand and a new senior secured debt facility. Concurrently and in connection with the execution of the Definitive Agreements, Thermon Industries, Inc., a wholly owned subsidiary of Thermon entered into an agreement with JPMorgan Chase Bank, N.A. ("JPMorgan") whereby JPMorgan committed to provide debt financing for the Acquisition consisting of a $250 million USD senior secured term loan B facility (the "Term Facility") and a senior secured revolving credit facility in an aggregate amount of $60 million USD (the "Revolving Facility," and together with the Term Facility, the "Facilities"). The terms of the Facilities are subject to the conditions set forth in a commitment letter dated as of October 3, 2017 (the "Debt Commitment Letter"). The obligation of JPMorgan to provide debt financing under the Debt Commitment Letter is subject to a number of customary conditions, including, without limitation, execution and delivery by the borrowers and the guarantors of definitive documentation consistent with the Debt Commitment Letter. Thermon intends to use part of the loan proceeds to refinance its existing Term Loan A debt as well as complete the Acquisition and pay certain fees and expenses associated with the Acquisition.

Other than with respect to the Acquisition as described herein, there are no material relationships between Thermon or its affiliates and CCI.

Thermon intends to hedge the foreign currency exposure associated with the Acquisition's Canadian dollar denominated purchase price and has entered into non-designated option contracts with a notional value of $200 million CAD at a weighted average strike price of 1.244 Canadian dollars per US dollar. These option contracts will expire on October 30, 2017.

The foregoing description of the Definitive Agreements and the Debt Commitment Letter do not purport to be complete and are qualified in their entirety by reference to the Stock Purchase Agreement, the Employee Share Agreements and the Debt Commitment Letter, copies of which are filed herewith as Exhibits 2.1, 2.2 and 10.1, respectively, and are incorporated herein by reference.

The Definitive Agreements contain representations and warranties that each party thereto made to and solely for the benefit of the other party as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Definitive Agreements and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the Definitive Agreements or contained in the confidential disclosure letter. The disclosure letter contains information that modifies or creates exceptions to the representations and warranties set forth in the Definitive Agreements. Moreover, some of those representations and warranties (1) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure letter, (2) may be subject to a contractual standard of materiality different from that generally applicable to stockholders, or (3) may have been used for the purpose of allocating risk between the parties to the Definitive Agreement rather than establishing matters as fact. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above related to the Debt Commitment Letter and option contracts is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On October 4, 2017, Thermon issued a press release and investor presentation announcing the Acquisition. Copies of the press release and the investor presentation are furnished as Exhibits 99.1 and 99.2, respectively, and are incorporated into this Item 7.01 by reference.

The information in the press release and investor presentation is furnished and shall not be deemed "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Thermon specifically incorporated it by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

2.1	Share Purchase Agreement dated October 3, 2017 by 2071827 Alberta Ltd. ("Purchaser") and Camary Holdings Ltd. and Rocor Holdings Ltd. ("Sellers")
2.2	Employee Share Agreement dated October 3, 2017 by 2071827 Alberta LTD. ("Purchaser") and certain current and former employee shareholders of CCI ("Employee Shareholders")
10.1	Commitment Letter dated October 3, 2017 by Thermon Industries, Inc., as borrower and JPMorgan Chase Bank, N.A., as Lead Arranger
99.1	Press Release issued by Thermon on October 4, 2017.
99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2017	THERMON GROUP HOLDINGS, INC.
	By:	/s/	Jay Peterson
Jay Peterson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Share Purchase Agreement dated October 3, 2017 by 2071827 Alberta Ltd. ("Purchaser") and Camary Holdings Ltd. and Rocor Holdings Ltd. ("Sellers")
2.2	Employee Share Agreement dated October 3, 2017 by 2071827 Alberta LTD. ("Purchaser") and certain current and former employee shareholders of CCI ("Employee Shareholders")
10.1	Commitment Letter dated October 3, 2017 by Thermon Industries, Inc., as borrower and JPMorgan Chase Bank, N.A., as Lead Arranger
99.1	Press Release issued by Thermon on October 4, 2017.
99.2	Investor Presentation